     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the shareholder report of American Century Mutual Funds,
Inc. (the "Registrant") on Form N-CSR for the period ending April 30, 2003 (the
"Report"), we, the undersigned, certify, pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  June 27, 2003

                                      /s/ William M. Lyons
                                      William Lyons
                                      President

                                      /s/ Maryanne L. Roepke
                                      Maryanne L. Roepke
                                      Sr. Vice President, Treasurer &
                                      Chief Accounting Officer